                                                                      EXHIBIT 99

PRESS RELEASE

     AMSURG ANNOUNCES GROWTH IN SECOND-QUARTER NET EARNINGS FROM CONTINUING
                     OPERATIONS TO $0.33 PER DILUTED SHARE

                    PRODUCES SAME-CENTER REVENUE GROWTH OF 5%

NASHVILLE, Tenn. (July 26, 2005) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter and six months ended June 30, 2005. Revenues increased 18% to a record $98,786,000 for the second quarter from $83,739,000 for the second quarter of 2004. Net earnings from continuing operations rose 28% to $9,986,000 from $7,823,000. Net earnings from continuing operations per diluted share increased 32% for the second quarter of 2005 to $0.33 from $0.25 for the second quarter of 2004. Net earnings from continuing operations for the second quarter of 2004 included a loss from note receivable of $0.02 per diluted share.

     For the first six months of 2005, revenues increased 17% to $190,601,000 from $162,745,000 for the first six months last year. Net earnings from continuing operations were $18,685,000, up 19% from $15,669,000. Net earnings from continuing operations per diluted share rose 22% to $0.62 for the first half of 2005 from $0.51 for the comparable period in 2004.

     "AmSurg produced continued earnings growth for the second quarter of 2005," remarked Mr. McDonald. "We primarily attribute this growth to the expansion of the number of our centers in operation to 140 at the end of the second quarter from 116 at the same time in 2004. The addition of 24 new centers during the 12 months ended June 30, 2005 strengthens our confidence in our ability to achieve our new center target for 2005 of adding 16 to 19 centers. We are also pleased to report an increase of 5% in same-facility revenue for the quarter, primarily driven by procedure growth.

     "During the second quarter, we added six new centers in operation and sold one nonperforming center. Three of the six additional centers were acquisitions completed late in the quarter, and the remaining three were de novo centers. As a result of this opening activity, we have added 13 new centers through the first half of 2005, approaching our 16 to 19 center target additions for 2005. Through June 30, 2005, we have opened five of the eight de novo centers scheduled for 2005, and we have completed the acquisitions of eight of our targeted acquisitions for the year.

     "We finished the second quarter with five centers under development, including the execution of one agreement during the quarter for a G.I. center to be opened in 2006. We also had four signed letters of intent for acquisitions at the quarter's end. Because of the progress-to-

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AMSG Reports Second-Quarter Results
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July 26, 2005

date toward completion of the remaining three de novo centers scheduled to open in 2005 and the continuing strength of our pipeline of potential acquisitions, we remain confident of achieving our overall center opening guidance for 2005.

     "The second quarter extended our long-term record of growth, including 30 consecutive quarters of positive same-facility revenues. Based on our year-to-date results and our expectations for the second half of the year, we have refined our guidance and narrowed the range for net earnings from continuing operations per diluted share for 2005 to a range of $1.33 to $1.34. This guidance includes our assumptions for revenues in a range of $400 million to $420 million for 2005 and growth in same-facility revenues for the remainder of the year in a range of 4% to 7%.

     Mr. McDonald concluded, "The second quarter was a positive indicator with regard to our same-facility revenues. We will continue working closely with our physician partners to increase market share and thereby support further gains in same-facility revenues. We are also focused on achieving our center opening goals for 2005. As a result, we are confident AmSurg is well positioned to meet its financial objectives for 2005."

     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking "Investor Relations" or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on August 26, 2005.

     This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other filings with the Securities and Exchange Commission, including the following risks: the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth at the Company's existing centers and through acquisitions and development of new centers; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its

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AMSG Reports Second-Quarter Results
Page 3
July 26, 2005

development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. Consequently, actual operations and results may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2005, AmSurg owned a majority interest in 140 centers and had five centers under development.

                                       Contact:      Claire M. Gulmi
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     (615) 665-1283

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AMSG Reports Second-Quarter Results
Page 4
July 26, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                                               ENDED JUNE 30,              ENDED JUNE 30,
                                                                          -----------------------     -----------------------
                                                                            2005           2004         2005          2004
                                                                          ---------     ---------     ---------     ---------
STATEMENT OF EARNINGS DATA:

Revenues                                                                  $  98,786     $  83,739     $ 190,601     $ 162,745

Operating expenses:
  Salaries and benefits                                                      26,878        22,110        52,717        43,547
  Supply cost                                                                10,936         9,429        21,017        18,316
  Other operating expenses                                                   19,429        17,868        37,830        33,325
  Depreciation and amortization                                               3,894         3,218         7,561         6,338
                                                                          ---------     ---------     ---------     ---------

    Total operating expenses                                                 61,137        52,625       119,125       101,526
                                                                          ---------     ---------     ---------     ---------

    Operating income                                                         37,649        31,114        71,476        61,219

Minority interest                                                            20,242        17,582        38,870        34,195
Interest expense, net                                                           983           494         1,873           910
                                                                          ---------     ---------     ---------     ---------

    Earnings from continuing operations before income taxes                  16,424        13,038        30,733        26,114
Income tax expense                                                            6,438         5,215        12,048        10,445
                                                                          ---------     ---------     ---------     ---------

    Net earnings from continuing operations                                   9,986         7,823        18,685        15,669

Discontinued operations:
  Earnings (loss) from operations of discontinued interests in surgery
    centers, net of income taxes                                                (61)          411          (108)          944
  Gain (loss) on disposal of discontinued interests in surgery centers,
    net of income taxes                                                        (243)            -          (243)        1,241
                                                                          ---------     ---------     ---------     ---------

    Earnings (loss) from discontinued operations                               (304)          411          (351)        2,185
                                                                          ---------     ---------     ---------     ---------

    Net earnings                                                          $   9,682     $   8,234     $  18,334     $  17,854
                                                                          =========     =========     =========     =========
Basic earnings per common share:
    Net earnings from continuing operations                               $    0.34     $    0.26     $    0.63     $    0.52
    Net earnings                                                          $    0.33     $    0.27     $    0.62     $    0.59
Diluted earnings per common share:
    Net earnings from continuing operations                               $    0.33     $    0.25     $    0.62     $    0.51
    Net earnings                                                          $    0.32     $    0.27     $    0.61     $    0.58

Weighted average number of shares and share equivalents (000's):
  Basic                                                                      29,537        30,238        29,494        30,198
  Diluted                                                                    30,165        30,862        30,094        30,847

OPERATING DATA:

Continuing centers in operation at end of period                                140           116           140           116
Centers under development/not opened at end of period                             5            13             5            13
Centers under letter of intent                                                    4             6             4             6
Average number of centers in operation                                          135           115           133           114
Average revenue per center                                                $     731     $     728     $   1,437     $   1,433
Same center revenues increase                                                     5%            5%            4%            6%
Procedures performed during the period                                      187,615       153,253       358,853       298,446
Cash flows provided by operating activities                               $  12,550     $  11,095     $  30,877     $  26,185
Cash flows used by investing activities                                   $ (18,799)    $ (17,170)    $ (40,621)    $ (29,605)
Cash flows provided by (used in) financing activities                     $   6,684     $   6,060     $  11,845     $   4,525
Reconciliation of net earnings to EBITDA (1):
  Net earnings from continuing operations                                 $   9,986     $   7,823     $  18,685     $  15,669
  Add: income tax expense                                                     6,438         5,215        12,048        10,445
  Add: interest expense, net                                                    983           494         1,873           910
  Add: depreciation and amortization                                          3,894         3,218         7,561         6,338
                                                                          ---------     ---------     ---------     ---------

       EBITDA                                                             $  21,301     $  16,750     $  40,167     $  33,362
                                                                          =========     =========     =========     =========

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AMSG Reports Second-Quarter Results
Page 5
July 26, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                                           JUNE 30,     DECEMBER 31,
                                                                             2005           2004
                                                                          ---------     ------------
BALANCE SHEET DATA:
Cash and cash equivalents                                                 $ 17,093        $ 14,992
Accounts receivable, net                                                    44,342          39,224
Working capital                                                             61,440          56,302
Total assets                                                               464,439         425,155
Long-term debt and other long-term liabilities                              98,814          88,160
Minority interest                                                           43,972          39,710
Shareholders' equity                                                       275,664         254,149

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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
AMSG Reports Second-Quarter Results
Page 6
July 26, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

Presented below is certain statement of earnings and operating data for 2005 and 2004, which has been restated in order to conform to the current year presentation, which reflects operating results from continuing and discontinued operations.

                                                                  FOR THE THREE MONTHS ENDED                  FOR THE YEAR
                                                 ----------------------------------------------------------      ENDED
                                                 MARCH 31,    MARCH 31,    JUNE 30,   SEPT. 30,    DEC. 31,     DEC. 31,
                                                   2005         2004         2004       2004        2004          2004
                                                 ---------    ---------   ---------   ---------   ---------   ------------
STATEMENT OF EARNINGS DATA:

Revenues                                         $  91,815    $  79,006   $  83,739   $  81,277   $  87,800    $ 331,822

Operating expenses:
  Salaries and benefits                             25,839       21,437      22,110      21,914      23,927       89,388
  Supply cost                                       10,081        8,887       9,429       9,040      10,206       37,562
  Other operating expenses                          18,401       15,457      17,868      15,613      18,013       66,951
  Depreciation and amortization                      3,667        3,120       3,218       3,315       3,558       13,211
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Total operating expenses                        57,988       48,901      52,625      49,882      55,704      207,112
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Operating income                                33,827       30,105      31,114      31,395      32,096      124,710

Minority interest                                   18,628       16,613      17,582      16,340      17,299       67,834
Interest expense, net                                  890          416         494         477         699        2,086
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Earnings from continuing
      operations before income taxes                14,309       13,076      13,038      14,578      14,098       54,790
Income tax expense                                   5,610        5,230       5,215       5,831       5,402       21,678
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Net earnings from continuing operations          8,699        7,846       7,823       8,747       8,696       33,112

Discontinued operations:
  Earnings (loss) from operations of
   discontinued interests in surgery
   centers, net of income taxes                        (47)         533         411          87         (35)         996

  Gain on disposal of discontinued interests
   in surgery centers, net of income taxes               -        1,241           -       4,332          25        5,598
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Earnings (loss) from discontinued
      operations                                       (47)       1,774         411       4,419         (10)       6,594
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    Net earnings                                 $   8,652    $   9,620   $   8,234   $  13,166   $   8,686    $  39,706
                                                 =========    =========   =========   =========   =========    =========

Basic earnings per common share:
    Net earnings from continuing
      operations                                 $    0.30    $    0.26   $    0.26   $    0.29   $    0.30    $    1.11
    Net earnings                                 $    0.29    $    0.32   $    0.27   $    0.44   $    0.30    $    1.33
Diluted earnings per common share:
    Net earnings from continuing
      operations                                 $    0.29    $    0.25   $    0.25   $    0.29   $    0.29    $    1.09
    Net earnings                                 $    0.29    $    0.31   $    0.27   $    0.43   $    0.29    $    1.30

Weighted average number of shares and share
equivalents (000's):
  Basic                                             29,451       30,158      30,238      29,886      29,299       29,895
  Diluted                                           30,024       30,832      30,862      30,454      29,880       30,507

OPERATING DATA:

Procedures                                         171,238      145,193     153,253     150,850     161,442      610,738
Reconciliation of net earnings to EBITDA (1):
  Net earnings from continuing operations        $   8,699    $   7,846   $   7,823   $   8,747   $   8,696    $  33,112
  Add: income tax expense                            5,610        5,230       5,215       5,831       5,402       21,678
  Add: interest expense, net                           890          416         494         477         699        2,086
  Add: depreciation and amortization                 3,667        3,120       3,218       3,315       3,558       13,211
                                                 ---------    ---------   ---------   ---------   ---------    ---------

    EBITDA                                       $  18,866    $  16,612   $  16,750   $  18,370   $  18,355    $  70,087
                                                 =========    =========   =========   =========   =========    =========

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